Exhibit 99.2

News Release

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com

Otelco agrees TO BE ACQUIRED BY OAK HILL CAPITAL

ONEONTA, Alabama (July 27, 2020) – Otelco Inc. (Nasdaq: OTEL) (“Otelco” or the “Company”), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it has entered into a definitive agreement to be acquired by affiliates formed by Oak Hill Capital (“Oak Hill”), a private equity firm, for $11.75 per share in cash, which represents an equity purchase price of $40.6 million and an enterprise value of $105.6 million. As part of the definitive agreement, Oak Hill will assume or refinance Otelco’s outstanding debt. The consideration represents a 43.3% premium to the unaffected share price of Otelco as of June 23, 2020, a 53.2% premium to the 20-Day Volume Weighted Average Price as of the same date, and a 58.1% premium to Otelco’s average daily closing stock price during the second quarter of 2020.

Otelco’s Board of Directors approved and declared advisable the merger agreement, and Otelco’s Board of Directors recommended the approval and adoption of the merger agreement by the holders of shares of Otelco common stock. A special meeting of Otelco’s shareholders will be held as soon as practicable after the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to shareholders. The mailing of the proxy statement is expected to take place following the expiration of a 30-day ‘go-shop’ period, during which Otelco is permitted to encourage and solicit alternative proposals from third parties.

The transaction is not subject to financing contingencies and is expected to close in the fourth quarter of 2020. The agreement is subject to Otelco shareholder approval, as well as other regulatory and customary closing conditions. Otelco’s largest shareholders are a group of related entities, which collectively own 49.6% of the Company’s outstanding shares and have agreed to vote in favor of the transaction.

“Like much of the telecommunications industry, Otelco is rapidly deploying technology, including fiber to the premise, to increase internet speeds for our customers,” commented Richard Clark, President and CEO of Otelco. “We have invested in fiber network construction over the last several years in response to the demand for higher bandwidth and have demonstrated our ability to deliver the necessary technology. Oak Hill has invested capital in other telecommunications providers to advance the deployment of the technology needed to support up to one gigabit internet speeds. Oak Hill’s commitment to facilitate Otelco’s growth will allow the Company to accelerate fiber growth plans that would not have been possible within our existing capital structure.”

“This transaction is an extraordinary outcome for Otelco’s shareholders, customers and employees. We believe Oak Hill will provide the resources to speed up our network upgrade plan and wish them and the Company continued success,” commented Stephen McCall, Chairman of Otelco’s Board of Directors.

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Otelco Agrees To Be Acquired By Oak Hill Capital

July 27, 2020

“Otelco has assembled a talented leadership team capable of ramping up their deployment of advanced technology solutions,” said Jennifer Jun, Principal at Oak Hill. “With our experience and capital, we can support Otelco’s mission to serve more customers with increasing broadband speeds. We look forward to working with Richard and the rest of Otelco’s senior management team in executing on Otelco’s next chapter of growth.” Oak Hill Partners Scott Baker and Benjy Diesbach, and Jeff Butler, Vice President at Oak Hill, will join Ms. Jun on the Otelco Board of Directors following the transaction.

Lazard is serving as financial advisor and Troutman Pepper is serving as legal advisor to Otelco. Paul Weiss is serving as legal counsel to Oak Hill.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. Otelco provides over 67,000 services to more than 33,000 customers, with approximately 10% of those customers served over its Lightwave product. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

ABOUT OAK HILL CAPITAL

Oak Hill Capital is a private equity firm managing funds with approximately $15 billion of initial capital commitments and co-investments since inception. Over the past 34 years, Oak Hill Capital and its predecessors have invested in over 90 private equity transactions across broad segments of the U.S. and global economies. Oak Hill Capital applies an industry-focused, theme-based approach to investing in the following sectors: Media & Communications; Services; Industrials; and Consumer, Retail & Distribution. Oak Hill works actively in partnership with management to implement strategic and operational initiatives to create franchise value. For more information, please visit: www.oakhill.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors related to the timing of the acquisition or results of the Company that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties, including but not limited to shareholder approval, regulatory approval and other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Otelco To Be Acquired By Oak Hill Capital

July 27, 2020

ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE TO FIND IT

In connection with the proposed acquisition of the Company by affiliates formed by Oak Hill Capital, the Company plans to file with the SEC and mail to its shareholders a Proxy Statement and other relevant material. The Proxy Statement will contain important information about the Company, the acquirer, the proposed acquisition and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders will be able to obtain free copies of the Proxy Statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitation firm D. F. King & Co., Inc. at 1-800-714-3312 or OTEL@DFKing.com. In addition, investors and shareholders will be able to obtain free copies of the documents filed with the SEC on the Company’s website at www.otelco.com.

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on April 15, 2020. These documents will be available free of charge once available at the SEC’s website at www.sec.gov or by directing a request to the Company as provided above.

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